     As filed with the Securities and Exchange Commission on July 21, 1997

                                                                   No. 333-26561
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1

                                       TO

                                    FORM S-8
                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                              --------------------

                           NORRIS COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                              --------------------

            DELAWARE                                              NONE
--------------------------------                           ------------------
 (State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                            Identification No.)

                                12725 STOWE DRIVE
                             POWAY, CALIFORNIA 92064
--------------------------------------------------------------------------------
                (Address of Principal Executive Office)(Zip Code)


                            CONSULTANTS' STOCK BONUS
--------------------------------------------------------------------------------
                            (Full title of the plan)


                                ELWOOD G. NORRIS
                                12725 STOWE DRIVE
                             POWAY, CALIFORNIA 92064
--------------------------------------------------------------------------------
                     (Name and address of agent for service)


                                 (619) 679-1504
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                              --------------------


===============================================================================

                                    PART II

Exhibit
Number            Description
------            -----------
 4.1               Form of Fee Agreement with Mark Drozda.*

 4.2               Form of Fee Agreement with Robert Oxford.*

 4.3               Form of Fee Agreement with Kathleen Terry.*

 4.4               Form of Fee Agreement with Peter Gorrie.*

 4.5               Form of Fee Agreement with Thorpe, North and Western L.L.P.*

 4.6               Form of Fee Agreement with James Barnes.*

 4.7               Form of Fee Agreement with Carol Prior.*

 4.8               Form of Fee Agreement with Lorne Austring.*

 4.9               Form of Fee Agreement with Jim Lakdawala.*

 4.10              Form of Fee Agreement with Higham, McConnell & Dunning.

 5.1               Opinion of Higham, McConnell & Dunning.*

23.1               Consent of Higham, McConnell & Dunning*
                   (included in Exhibit 5.1).

23.2               Consent of Ernst & Young, Independent Chartered Accountants.

--------------------
*  Previously filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Poway, State of California on July 16, 1997.

                                              NORRIS COMMUNICATIONS, INC.

                                              By: /s/ ELWOOD G. NORRIS
                                                  ---------------------
                                                  Elwood G. Norris
                                                  Chairman of the Board

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Name                               Position                              Date
----                               --------                              ----
/s/ ELWOOD G. NORRIS               Chairman of the Board, Chief     July 16, 1997
-------------------------------    Executive Officer and Director
Elwood G. Norris


/s/ RENEE WARDEN                   Controller                       July 16, 1997
-------------------------------    (principal financial and
Renee Warden                       accounting officer)


/s/ ALFRED H. FALK                 President and Director           July 16, 1997
-------------------------------
Alfred H. Falk


/s/ ROBERT PUTNAM                  Director                         July 16, 1997
-------------------------------
Robert Putnam

                                 EXHIBIT INDEX

Exhibit
Number            Description
------            -----------
 4.1               Form of Fee Agreement with Mark Drozda.*

 4.2               Form of Fee Agreement with Robert Oxford.*

 4.3               Form of Fee Agreement with Kathleen Terry.*

 4.4               Form of Fee Agreement with Peter Gorrie.*

 4.5               Form of Fee Agreement with Thorpe, North and Western L.L.P.*

 4.6               Form of Fee Agreement with James Barnes.*

 4.7               Form of Fee Agreement with Carol Prior.*

 4.8               Form of Fee Agreement with Lorne Austring.*

 4.9               Form of Fee Agreement with Jim Lakdawala.*

 4.10              Form of Fee Agreement with Higham, McConnell & Dunning.

 5.1               Opinion of Higham, McConnell & Dunning.*

23.1               Consent of Higham, McConnell & Dunning*
                   (included in Exhibit 5.1).

23.2               Consent of Ernst & Young, Independent Chartered Accountants.

--------------------
*  Previously filed.